UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2019

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue
New York, New York 10016
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (§230.405 of this chapter) or Rule 12b-2 under the Exchange Act (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2019, the Board of Directors (the “Board”) of New York Mortgage Trust, Inc. (the “Company”) appointed Jason T. Serrano, 43, to serve as the President of the Company, effective immediately. Prior to joining the Company, Mr. Serrano was a Partner at Oak Hill Advisors, L.P. (“OHA”), an alternative investment management firm, from January 2014 to December 2018 and a Managing Director at OHA from April 2008 to December 2013. While at OHA, Mr. Serrano ran the mortgage investment business. Prior to joining OHA, Mr. Serrano served as a Principal at The Blackstone Group, where he led the structured finance investment team. Before Blackstone, he spent five years at Fortress Investment Group as Vice President, assisting in the management of $2 billion of distressed structured products and whole-loan portfolios. He also spent five years at Moody’s as a rating analyst for collateralized debt obligations and derivatives. He earned a bachelor of science degree from Oswego State University.

In connection with the recruitment and appointment by the Company of Mr. Serrano as President of the Company, the Compensation Committee of the Board approved (i) an annualized base salary of $750,000 for Mr. Serrano for fiscal year 2019 and his participation in the Company’s 2019 Annual Incentive Plan (the “2019 Bonus Plan”), (ii) a grant of 161,812 shares of restricted common stock under the Company’s 2017 Omnibus Equity Plan (the “2017 Omnibus Plan”) that vest in full on January 7, 2022, subject to continued employment and certain other conditions, and (iii) a grant of performance stock units (the “PSU Award”) under the Company’s 2019 Long-Term Equity Incentive Program (the “2019 Long-Term EIP”) and pursuant to a performance stock unit award agreement. The grant of restricted stock is being made pursuant to a restricted stock award agreement substantially in the form of the restricted stock award agreement for officers filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “10-K”).

Mr. Serrano is entitled to participate in the 2019 Bonus Plan, which is substantially in the form of the Company’s 2018 Annual Incentive Plan (the “2018 Bonus Plan”) filed as Exhibit 10.11 to the 10-K and as described under the caption “Executive Compensation-NEO Determinations for 2018-2018 Annual Incentive Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 20, 2018 (the “Proxy Statement”) , which disclosure is incorporated by reference herein. Mr. Serrano will be slotted into the 2019 Bonus Plan in a manner similar to the treatment of the Company’s Chief Executive Officer under the 2018 Bonus Plan. The PSU award is subject to performance-based vesting under the 2017 Omnibus Plan pursuant to a performance stock unit award agreement substantially in the form of the performance stock unit award agreement (the “PSU Agreement”) filed as Exhibit 10.12 to the 10-K and as described under the caption “Executive Compensation-NEO Determinations for 2018-2018 Long-Term EIP” in the Proxy Statement, which disclosure is incorporated by reference herein. The target number of PSUs subject to the PSU award is 254,669 and the performance period for the PSU Award commenced on January 1, 2019 and runs through December 31, 2021.

There were no arrangements or understandings pursuant to which Mr. Serrano was appointed as President of the Company, and there are no related party transactions between the Company and Mr. Serrano reportable under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On January 7, 2019, the Company issued a press release announcing Mr. Serrano’s appointment to serve as President of the Company and providing an update regarding the Company’s fourth quarter 2018 investment activity. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information included in Item 7.01 of this Current Report on Form 8-K and the exhibit related thereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith this Current Report on Form 8-K.

Exhibit	Description
99.1	Press Release dated January 7, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: January 7, 2019	By:	/s/ Steven R. Mumma
Steven R. Mumma
Chief Executive Officer